EXHIBIT 4.5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of June 12, 2006, and is made by and among Cellu Parent Corporation, a Delaware corporation (the “Company”), and each of the Stockholders (as defined below).

RECITALS

A. WHEREAS, this Agreement is made in connection with the Agreement and Plan of Merger, dated as of May 8, 2006 (the “Merger Agreement”) by and among the Company, Cellu Acquisition Corporation, a Delaware corporation, and Cellu Paper Holdings, Inc., a Delaware corporation.

B. WHEREAS, as a condition of consummating the transactions contemplated by the Merger Agreement, the Company and the Stockholders are entering into this Agreement.

C. WHEREAS, the Company and the Stockholders desire to provide for the registration under the Securities Act of 1933, as amended, of the Registrable Securities (as defined below), all according to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person (and “control” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of voting securities or otherwise).

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” shall mean the Company’s Common Stock, par value $0.001 per share.

“Demand Registration” shall mean a registration pursuant to Section 2 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” shall mean the Stockholders and any holder of Registrable Securities entitled to the benefits hereof who agrees in writing to be bound by the provisions of this Agreement.

“Permitted Transfer” shall have the meaning assigned thereto in the Shareholders Agreement.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization, or legal entity or any governmental authority.

“Piggyback Registration” shall mean a registration pursuant to Section 3 hereof.

“Preferred Stock” shall mean the Company’s Preferred Stock, par value $0.001 per share.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Public Offering” shall mean an Underwritten Offering of equity securities of the Company or its successor pursuant to an effective registration statement filed by the Company under the Securities Act (other than on a Form S-8, S-4 or successors to either such form).

The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” shall mean Common Stock and Common Stock issuable upon exercise of options or conversion or exchange of any securities convertible or exercisable for Common Stock (including but not limited to Preferred Stock) held by the Holders. Any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act after the date hereof and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, or (ii) such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, and any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Expenses” shall mean all expenses incurred in complying with Sections 2 or 3 of this Agreement (excluding Selling Expenses), including, without limitation, all federal and state registration, qualification, listing and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration, and all other accounting fees incurred by the Company (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Registration Statement” shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement and, subject to the first sentence of Section 4 hereof, the fees and disbursements of legal counsel to the Holders.

“Shareholders Agreement” shall mean the Shareholders Agreement by and among the Company, the WP Parties and certain other security holders of the Company, as in effect from time to time.

“Stockholders” shall mean the parties listed on Exhibit A to this Agreement, as amended from time to time in accordance with the terms hereof.

“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter for reoffering to the public.

“WP Parties” shall mean Weston Presidio V, L.P., a Delaware limited partnership, and any Person to whom a WP Party transfers Registrable Securities, provided such Person becomes a party to this Agreement in the capacity of a WP Party.

2. Demand Registration.

2.1 Request for Registration. Subject to the terms of this Agreement, upon the request of the WP Parties holding Registrable Securities (such party requesting Registration pursuant to this Section 2 being referred to herein as an “Initiating Holder”), that the Company effect a Registration with respect to Registrable Securities then held by such Initiating Holder on a Form S-l Registration Statement (provided that if the Company has qualified for the use of a Form S-3 Registration Statement then such Registration may be effected on a Form S-3 Registration Statement, provided, further, that Form S-l type information may be included therein if the managing underwriter states in writing that it believes that it would be beneficial for the marketing of the offering), the Company shall (a) promptly give written notice of the proposed Registration to all other Holders, and (b) as soon as practicable, use its best efforts (subject to Section 2.2 below) to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any other Holder joining in such request as are specified in a written request pursuant to Section 3 given within 14 days after written notice from the Company pursuant to Section 3 of the proposed Registration.

2.2 Company’s Right to Defer Registration. If the Company shall furnish to the Initiating Holder a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 2.1, the Company shall have the right, with respect to each Demand Registration request, to defer the filing of a Registration Statement with respect to such offering for a period of not more than 90 days from delivery of the request of the Initiating Holder (in which case the Company shall have an additional period of not more than 90 days within which to file such registration statement), but such right of deferral shall not be utilized more than once in any 12 month period.

2.3 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holder under this Section 2 may, subject to the provisions of Section 2.4, include Common Stock other than Registrable Securities.

2.4 Underwriting in Demand Registration.

2.4.1 Notice of Underwriting. If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an Underwritten Offering, such Initiating Holder shall so advise the Company as a part of its request made pursuant to this Section 2, and the Company shall include such information in the written notice to other Holders referred to in Section 2.1. The right of any Holder to join in such Registration pursuant to this Section 2 shall be conditioned upon such Holder’s agreement to participate in such Underwritten Offering to the extent provided in this Section 2.4.

2.4.2 Priority on Demand Registration. Notwithstanding any other provision of this Section 2, if the underwriter(s) advise the Company that market factors (including, without limitation, the aggregate number of Registrable Securities requested to be Registered, the general condition of the market and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares of Common Stock to be included in the Underwritten Offering, the Company then shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated in such offering in the following order of priority: (i) first, the number of Registrable Securities requested to be registered by the Holders, such amount to be allocated pro rata among such Holders based upon their relative proportionate total holdings of Registrable Securities, which, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered; (ii) second, the number of shares of Common Stock that the Company has requested to be included in such Registration Statement, which, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered; and (iii) third, the number of shares of Common Stock requested by other Persons to be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without a significant adverse effect on the price, timing or distribution of the securities offered; such amount to be allocated pro rata among such other Persons based upon their relative proportionate total holdings of Common Stock.

2.4.3 Selection of Underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into a customary underwriting agreement with the representative of the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters for purposes of this Section 2 shall be reasonably acceptable to the Initiating Holder).

2.4.4 Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of Common Stock entitled to be included in such Registration, disapproves of the terms of the underwriting, such Person may elect to withdraw from the offering by notice to the Company, the underwriter(s) and the Initiating Holder prior to the execution of the underwriting agreement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

2.4.5 Blue Sky in Demand Registration. In the event of any Registration pursuant to this Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (a) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by the selling shareholders.

3. Piggyback Registration.

3.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, each time the Company determines to Register any of its Common Stock (other than (i) in the initial Public Offering, (ii) pursuant to a Demand Registration, (iii) a Form S-4, a Form S-8, a universal shelf, (iv) a transaction pursuant to Rule 145 under the Securities Act (or any successor forms or rules) or (v) relating to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses), on a form that would be suitable for a Registration involving Registrable Securities (a “Piggyback Registration”), the Company will (a) promptly give the Holders written notice thereof and (b) include in such Registration and in any Underwritten Offering related thereto all of the Registrable Securities specified in a written request delivered to the Company by any Holder within 14 days after delivery of such written notice from the Company.

3.2 Underwriting in Piggyback Registration.

3.2.1 Notice of Underwriting in Piggyback Registration. If a Piggyback Registration is an Underwritten Offering on behalf of the Company, the right of each Holder to join in such Registration pursuant to this Section 3 shall be conditioned upon such Holder’s agreement to participate in such Underwritten Offering to the extent provided in this Section 3. If any Holder proposes to distribute its securities through such underwriting, such Holder shall (together with the Company and any other securityholders distributing their securities through such underwriting) enter into a customary underwriting agreement with the underwriter(s) selected by the Company for such offering.

3.2.2 Priority on Registration. In the event the underwriter(s) advise the Company that market factors (including, without limitation, the aggregate number of shares of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the type of securities to be sold or the number of securities to be underwritten, then the Company shall include in such Registration: (i) first, the type and number of securities that the Company intends to include, which, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered; (ii) second, the number of Registrable Securities requested to be registered by the Holders, such amount to be allocated pro rata among such Holders based upon their relative proportionate total holdings of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered; and (iii) third, the number of and type of security requested by other Persons to be included in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without a significant adverse effect on the pricing, timing or distribution of the securities offered, such amount to be allocated pro rata among such other Persons based upon their relative proportionate total holdings of securities of the Company.

3.2.3 Right of Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by notice to the Company and the underwriter(s) prior to the execution of the underwriting agreement. The securities so withdrawn shall also be withdrawn from the Registration.

3.2.4 Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to this Section 3, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (a) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by the selling shareholders.

4. Expenses of Registration. All Registration Expenses incurred by the Company or the WP Parties in connection with any Registration pursuant to Sections 2 or 3 shall be borne by the Company, and all reasonable fees and expenses of a single legal counsel representing any or all of the other Holders in connection with any Registration pursuant to Sections 2 or 3 shall be paid by the Company, provided that in no event shall the aggregate amount of such fees and expenses of such other Holders for which the Company is responsible exceed $25,000. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders incurred in connection with any Registration pursuant to Sections 2 or 3 shall be borne by the Holders of the Registrable Securities included in such Registration pro rata on the basis of the number of shares so registered.

5. Obligations of the Company. Whenever required under Sections 2 or 3 (so long as, in the case of Registrations under Section 3, the Company, in its sole discretion, does not abandon the Piggyback Registration) to use its best efforts to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

5.1 File Registration Statement. Prepare and file with the Commission, but in no event later than 90 days after a request for an Underwritten Offering, or 30 days in the case of a request for a Registration on Form S-3 that is not to be used in connection with an Underwritten Offering, in each case subject to the Company’s right to defer the Registration under Section 2.2, a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective until the distribution described in the Registration Statement has been completed (provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to counsel, if any, selected by the Initiating Holder, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel); provided, however, that in connection with any proposed Registration intended to permit an offering of any securities from time to time (i.e., a so-called “shelf registration”), the Company shall in no event be obligated to cause any such Registration to remain effective for more than 180 days.

5.2 File Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such Registration Statement and Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

5.3 Furnish Registration Statement. Furnish to the Holders and, in the case of an Underwritten Offering each managing underwriter, such numbers of copies of each Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in such Registration Statement (including a preliminary Prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Holders or the managing underwriter (if any) may reasonably request in order to facilitate the disposition of Registrable Securities pursuant to such Registration Statement.

5.4 Deregistration. Promptly deregister, if requested by the WP Parties, any Registrable Securities that are not sold pursuant to a Demand Registration or Piggyback Registration after the Registration Statement relating thereto is no longer effective.

5.5 Notification of Holders. Promptly notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (a) the happening of any event of which the Company is aware as a result of which the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which made, not misleading and, at the request of the Holders, the Company will as promptly as practicable prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which made, not misleading or (b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus, or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, whereupon, in either case, (x) each Holder shall immediately cease to use such Registration Statement or Prospectus for any purpose and (y) as promptly as practicable thereafter, the Company shall (i) prepare and file with the Commission and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request and (ii) take all reasonable actions (A) to prevent the entry or imposition of any such stop order, other order or suspension, (B) to remove or lift any such stop order, other order or suspension if entered or imposed and (C) to contest any such proceedings or threatened proceedings.

5.6 Customary Agreements. In the case of an Underwritten Offering, enter into customary agreements (including the underwriting agreement referred to in Sections 2.4.3 in customary form containing representations, provisions regarding indemnification and contribution and other usual provisions) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including, without limitation, such information in the Prospectus as is reasonably requested by the managing underwriter and making management of the Company available to participate in a customary “roadshow” as reasonably requested by the managing underwriters.

5.7 Opinions. Furnish to the Holder participating in such offering and to each underwriter a signed counterpart, addressed to such Holders or such underwriter, of (a) an opinion or opinions of counsel to the Company in customary form and covering such matters of the type customarily covered by such opinions as such Holders or the managing underwriters may reasonably request and (b) in the case of an Underwritten Offering, a letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

5.8 Earnings Statement. Make generally available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, which earnings statement shall satisfy the provisions of Section 1l(a) of the Securities Act.

5.9 Listing. Cause all Registrable Securities that are to be registered on a given Registration Statement to be listed on each securities exchange on which the Common Stock is then listed or, if not so listed, on a national securities exchange or quoted on any national quotation system.

6. Information Furnished by the Holders. It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder furnish to the Company such information regarding such Holder and the distribution proposed by it as the Company may reasonably request in the event such Holder’s Registrable Securities are included in any Registration Statement.

7. Indemnification.

7.1 Company’s Indemnification of the Holders. The Company will indemnify the Holders, each of their respective stockholders, partners, members, officers, managers, trustees, directors, employees, agents, any underwriter (as defined in the Securities Act) of such Holder and each Person controlling the Holders or underwriter within the meaning of the Securities Act or Exchange Act, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities and expenses (or actions in respect thereof) to the extent such claims, losses, damages or liabilities and expenses arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, preliminary Prospectus or Registration Statement incident to any such Registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities law in connection with the offering covered by the Registration; and the Company will reimburse the Holders, each of their respective stockholders, partners, members, managers, trustees, directors, officers, employees, agents, underwriters and each Person who controls each Holder or underwriter for any reasonable legal and other expenses as and when incurred in connection with investigating or defending any such claim, loss, damage, liability or expense; provided, however, that the indemnity contained in this Section 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided, further, that the Company will not be liable to a Holder or its stockholders, partners, members, trustees, managers, officers, employees, directors or its controlling Persons or the underwriter and its controlling Persons in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission (x) concerning the Holder required under the Securities Act to be included in the Registration Statement which is based upon written information furnished to the Company by such Holder or its stockholder, partner, member, manager, trustee, officer, employee, director, underwriter or such controlling Person or such underwriter or such controlling Person and stated to be for use in connection with the offering of securities of the Company or (y) made in any free writing prospectus (as such term is used in Rule 405 under the Securities Act) which has not been approved by the Company. The indemnification provided herein shall survive any transfer of securities covered hereby.

7.2 The Holders’ Indemnification of Company. Each Holder will, severally but not jointly, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its other shareholders, directors, officers, employees, agents and each other Person who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration or any of such other Holder’s stockholders, partners, members, managers, trustees, directors, officers, employees, agents or any Person who controls such Holder within the meaning of the Securities Act or Exchange Act, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof) arising out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, preliminary Prospectus or Registration Statement incident to any such Registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation (or alleged violation) by such Holder of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities law in connection with the offering covered by the Registration, and such Holder will, on a several basis, reimburse the Company, such shareholders, directors, officers, employees, agents and such control Persons, underwriter or other Holder, or stockholder, partner, member, manager, director, officer, employee, agent or controlling Person of such other Holder for any reasonable legal and other expenses as and when incurred in connection with investigating or defending any such claim, loss, damage, liability or expense, in all cases (including with respect to clauses (i), (ii) and (iii) above), to the extent, but only to the extent, that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) (x) made in such Prospectus or Registration Statement in reliance upon and in conformity with written information concerning the Holder required under the Securities Act to be included in the Registration Statement which is furnished to the Company by such Holder and stated to be specifically for use in connection with such Registration or (y) made in any free writing prospectus (as such term is used in Rule 405 under the Securities Act) which has not been approved by the Company; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 7.2, a Holder’s indemnification obligations under this Section 7.2 in respect of a given offering of such Holder’s Registrable Securities shall not exceed the amount by which the total price at which the Registrable Securities of such Holder was offered to the public (less underwriters’ discounts and commissions) exceeds the total amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement, omission or alleged omission or violation of such Holder.

7.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim with counsel mutually satisfactory to the parties; provided, however, that if any party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 7, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.

7.4 Contribution. If the indemnification provided for in Sections 7.1 or 7.2 is held by a court of competent jurisdiction to be unavailable (other than as expressly provided therein) to an indemnified party with respect to any claim, loss, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact or violation or alleged violation of applicable federal or state securities law related to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph. Notwithstanding the provisions of this Section 7.4, a Holder’s contribution obligations under this Section 7.4 in respect of a given offering of such Holder’s Registrable Securities shall not exceed the amount by which the total price at which the Registrable Securities of such Holder was offered to the public (less underwriters’ discounts and commissions) exceeds the total amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement, omission or alleged omission or violation of such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1l(a) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.5 Non-Exclusive. The indemnification provided for in this Section 7 shall be in addition to any provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an Underwritten Offering.

8. Market Stand-off. The Holders hereby agree that, if so requested by the Company or any managing underwriter in respect of an Underwritten Offering of the Company’s securities, the Holders shall not sell, make any short sale of, loan, grant any option for the purchase of, hypothecate, hedge or otherwise dispose of any Securities of the Company (other than those included in the Registration Statement with respect to such offering) during the up to 180-day period specified by the Company or the managing underwriter(s) following the commencement of the Company’s initial Public Offering of Common Stock in an Underwritten Offering, and during the up to 90-day period specified by the Company or the managing underwriter(s) following the commencement of any subsequent Underwritten Offering of equity securities of the Company. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder. The Holders agree to enter into a separate agreement providing for the foregoing, as may be requested by the managing underwriter(s) of any such public offering. The foregoing provisions of this Section 8 are subject in their entirety to the requests and requirements of the managing underwriters of any Underwritten Offering; provided that such requests and requirements are applied uniformly; provided, further, that the underwriters may have requests and requirements applicable to executive officers, directors and senior management which are different from their requests and requirements applicable to others.

9. Reports Under Exchange Act. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration, for as long as the Company has an equity security registered pursuant to Section 12 of the Exchange Act, the Company agrees to use its reasonable efforts to:

9.1 Make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of the first registration statement covering an Underwritten Offering filed by the Company;

9.2 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

9.3 Furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of said first registration statement covering an Underwritten Offering filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without Registration.

10. Miscellaneous.

10.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

10.2 Entire Agreement. This Agreement, together with the Shareholders Agreement and any documents, instruments and certificates explicitly referred to herein or therein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.5 Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

10.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (a) upon personal delivery to the Person to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after deposit in the United States mail, by registered or certified mail, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case addressed as set forth on the signature page of this Agreement, or at such other address as a party may designate by 10 days’ advance written notice to the other parties hereto, with a copy, in the case of the WP Parties, to:

Ropes & Gray L.L.P.

One International Place

Boston, Massachusetts 02110

Attention: David C. Chapin, Esq. and Shari Wolkon, Esq.

Fax No: (617)951-7050

Tel. No: (617)951-7371

Tel. No.: (617)951-7861.

10.7 Amendment of Agreement; Waivers. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the WP Parties and the Company; provided that no such amendment, modification, extension, termination or waiver which materially, adversely and disproportionately affects the rights and obligations of the Stockholders (other than the WP Parties) hereunder as compared to the rights and obligations of the WP Parties hereunder shall be effective absent the prior written consent of a majority in interest of such other Stockholders. Notwithstanding the foregoing, Exhibit A and the signature pages hereto may be amended by the Company as necessary to reflect the addition of new parties to whom the Company has agreed to provide registration rights of the type available to a Holder under this Agreement or otherwise to reflect the addition of parties hereto as contemplated by this Agreement, including pursuant to Section 10.8. In addition, each party hereto and each holder of Registrable Securities subject hereto may waive any right hereunder solely with respect to such party by an instrument in writing signed by such party or holder. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any further occasion.

10.8 Assignment; Successors and Assigns. Except as set forth herein, this Agreement, and the rights to cause the Company to register Registrable Securities or Registrable Securities hereunder, is not assignable in whole or in part by the parties hereto (other than the Company and the WP Parties) without the written consent of the WP Parties and the Company, which they may withhold in their sole discretion. Notwithstanding the foregoing, this Agreement may be assigned by any Holder in a Permitted Transfer; provided that (a) the transferor shall, at least 10 days prior to such transfer, furnish to the Company and the WP Parties a written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (b) such transferee shall agree to be subject to all restrictions applicable to a Holder set forth in this Agreement and shall have furnished the Company and the WP Parties with an executed copy of the joinder to this Agreement in the form attached hereto as Exhibit B, completed as specified by the Company. Notwithstanding any other provision of this Agreement, Registrable Securities transferred pursuant to (i) an exercise of the “Co-Sale” rights contained in Section 4 of the Shareholders Agreement or (ii) the performance of the “drag along” obligation contained in Section 5 of the Shareholders Agreement, shall be conclusively deemed thereafter not to be Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof. Any such assignment by a Holder shall not limit the rights of the assigning Holder to the extent that the assigning Holder continues to own Registrable Shares. Except as otherwise expressly provided for herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a Holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company and the WP Parties of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such Registrable Securities in its records as the absolute owner and holder of such Registrable Securities for all purposes.

10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

10.10 Limitations on Subsequent Registration Rights. From and after the date hereof, without the prior written consent of the WP Parties, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities other than by addition of such holder or prospective holder as a party to this Agreement in the capacity of an Other Stockholder.

10.11 Recapitalizations. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and to any and all shares of capital stock or other securities which may be issued in respect of, in exchange for, in substitution of the Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

10.12 Remedies. The Company and each Holder shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Holder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

10.13 Future Issuances. All Registrable Securities issued by the Company to a party hereto after the date hereof shall be subject to this Agreement.

10.14 Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

10.15 Consent to Jurisdiction; Venue; Service of Process.

10.15.1 Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise) (“Action”) between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

10.15.2 Venue. Each party agrees that for any Action arising out of or based upon this Agreement or relating to the subject matter hereof, such party bring such Action or suit only in the State of Delaware. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

10.15.3 Service of Process. Each party hereby (a) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.6, will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

10.16 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10.16 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:

CELLU PARENT CORPORATION a Delaware corporation

By:	/s/ R. Sean Honey
Name:	R. Sean Honey
Title:	President

Address:	c/o Weston Presidio V, L.P. Pier 1, Bay 2 San Francisco, CA 94111 Attention: R. Sean Honey and Therese Mrozek
Fax No:	(415) 398-0990
Tel. No:	(415) 398-0770

WP PARTIES:

WESTON PRESIDIO V, L.P.

By:	Weston Presidio Management V, LLC

By:	/s/ R. Sean Honey
Name:	R. Sean Honey
Title:	Member

Address:	Weston Presidio V, L.P. Pier 1, Bay 2 San Francisco, CA 94111 Attention: R. Sean Honey and Therese Mrozek
Fax No:	(415) 398-0990
Tel. No:	(415) 398-0770

Signature page to Registration Rights Agreement

OTHER STOCKHOLDERS:

/s/ Russell C. Taylor
Russell C. Taylor

Address:

Facsimile:	( )

Spousal Consent:

/s/ Betsy Taylor

Signature page to Registration Rights Agreement

OTHER STOCKHOLDERS:

TAYLOR INVESTMENT PARTNERS

/s/ Russell C. Taylor
Name: Russell C. Taylor
Title:

Address:

Facsimile:	( )

Signature page to Registration Rights Agreement

OTHER SHAREHOLDERS (CONTINUED):

CHIPPING WOOD FUND, LLC

By:	/s/ Russell C. Taylor
Name:	Russell C. Taylor
Title:

Address:

Facsimile:	( )

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

OTHER STOCKHOLDERS:

/s/ Dianne M. Scheu
Dianne M. Scheu

Address:

Facsimile:	( )

Spousal Consent:

/s/ Mark A. Scheu

Signature page to Registration Rights Agreement

OTHER STOCKHOLDERS:

/s/ Steven Ziessler
Steven Ziessler

Address:	115 National Drive
Duluth Georgia 30097
Facsimile:	(678) 393-2657

Spousal Consent:

/s/ Kimberley D. Ziessler

Signature page to Registration Rights Agreement

OTHER SHAREHOLDERS (CONTINUED):

RGIP LLP

By:	/s/ Alfred O. Rose
Name:	Alfred O. Rose
Title:

Address:	One International Place
Boston, MA 02110
Attn: R. Bradford Malt
Facsimile:	(617) 951-7050

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

LIST OF STOCKHOLDERS

Shareholder	Number of Shares
WP Parties
Weston Presidio V, L.P.	42,502

Other Shareholders
Russell Taylor	115
Taylor Investment Partners	1335
Chipping Wood Fund, LLC	1218
Dianne Scheu	100
Steven Ziessler	100
RGIP LLP	500

Total	45,870

EXHIBIT B

FORM OF JOINDER

This JOINDER (“Joinder”) is executed by the undersigned (the “Transferee”) pursuant to the terms of (i) that certain Registration Rights Agreement dated as of             , 2006 (the “Agreement”) by and among the Company, the WP Parties (as defined in the Agreement) and the other Holders (as defined in the Agreement). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Joinder, the Transferee agrees as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring securities of the Company, upon the terms and subject to the conditions of the Agreement.

2. Agreement. Transferee agrees that (i) the securities acquired by Transferee shall be bound by and subject to the terms of the Agreement, (ii) the Transferee shall be considered an “                            ” for all purposes of the Agreement, and (iii) Exhibit A of the Agreement shall be amended to include Transferee as an “                            ”. Transferee hereby adopts the Agreement.

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this      day of             ,         .

TRANSFEREE:

By:
Name:
Title:

Accepted and Agreed:	Address:
Fax:
[ ]

By:
Name:
Title:	President